Exhibit 23.3

                             ANDRE M. PAUWELS P.GEO

January 11, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Jasper Ventures Inc. - Form SB-2 Registration Statement

Dear Sirs:

As an independent professional geoscientist, registered in the province of British Columbia, Canada, I hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement of:

"Evaluation Report, River Claims, Quebec, Canada" for Jasper Ventures Inc and dated October 6, 2007, by Andre M Pauwels P.Geo.

In addition, I also consent to the reference to me included under the heading "Experts" in this Registration Statement.

Yours truly,


/s/ Andre M. Pauwels, P.Geo
---------------------------------
Andre M. Pauwels, P.Geo





               4900 MARIPOSA COURT * RICHMOND BC CANADA * V7C 2J9
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